CONSULTING AGREEMENT

     THIS AGREEMENT is entered into as of the 3rd day of Decemberber, 2004, by and between DERMISONICS, INC., a Nevada corporation having its principal place of business at Four Tower Bridge, 200 Bar Harbor Drive, West Conshohocken,
Pennsylvania 19428-2977 (hereinafter the "Company"), and ADIL SALEH, an individual having an address at 1569 Topaz Court, Coquitlam, BC V3E 2Z9, Canada ("SALEH"), in accordance with the following terms and conditions:

                                    RECITALS:

     WHEREAS, the Company desires to engage SALEH as an independent contractor and to retain his professional consulting services with respect to the development of business of the Company upon the terms and conditions hereinafter set forth; and

     WHEREAS,  SALEH desires to provide such consulting services to the Company;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   TERM.

     1.1 The term of this Agreement shall be 12 months, terminable by either party on 30 days' written notice. This Agreement shall terminate automatically upon the death of SALEH.

     1.2 If the Company terminates this Agreement prior to September 30, 2005, all of the common stock purchase warrants referred to in Section 2 below shall immediately become exercisable.

2.   COMPENSATION; COMMITMENT OF TIME AND EFFORT; INDEPENDENT CONTRACTOR.

     2.1 In return for the consulting services to be provided hereunder, the Company shall issue to SALEH a total of 150,000 common stock purchase warrants (the "Warrants") to purchase shares of the Company's common stock at a price of $2.00 per share, expiring on September 30, 2007, a copy of which is attached hereto and incorporated herein by this reference as Exhibit "A." The Warrants shall vest and be exercisable in accordance with the following schedule: 50,000 Warrants shall vest on March 31, 2005, an additional 50,000 Warrants shall vest on June 30, 2005, and the remaining 50,000 Warrants shall vest on September 30, 2006. If the Company terminates this Agreement prior to September 30, 2006, all of the unvested Warrants shall immediately become vested. If SALEH terminates this Agreement prior September 30, 2005, any unvested Warrants shall be forfeit by him and be canceled.


                                Page 1 of Three
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     2.2     SALEH  shall  devote  such  productive business time to perform the tasks relating to the development of the Company as are outlined in Exhibit "B," a copy of which is attached hereto and incorporated herein by this reference and which may be updated from time to time by the parties. SALEH shall be responsible for giving his best efforts in the performance of the services set forth in Exhibit "B," but shall determine the timing, method, detail, and means for the performance of such services. SALEH may represent, perform services for, and be employed by such other clients as SALEH sees fit so long as SALEH performs such services contemplated in Exhibit "B" and so long as such other clients are not engaged in businesses in competition with the Company.

     2.4 SALEH shall be responsible for the payment of all taxes as are required with respect to consulting fees for services paid by the Company to SALEH as an independent contractor.

3.   COVENANT  NOT  TO  COMPETE.

     During this Agreement, SALEH shall not, without the express written consent of the Company, engage in any activity competitive with and/or adverse to the Company's (whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation, or a trustee or fiduciary or any other representative of any other entity). However, SALEH may make passive investments in companies which might be in a competitive business or have competitive business practices with that of the Company.

4.   NON-TRANSFERABILITY.

     The performance of services under this Agreement shall not be transferable or assignable by SALEH without the prior written consent of the Company, at its sole discretion.

5.   NOTICES.

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed by commercial express mail service (e.g. FedEx, UPS, or DHL), addressed as stated above or to such changed address as such party may have fixed by notice.

6.   PARTIAL  INVALIDITY.

     If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.


                                Page 2 of Three

7.   ENTIRE  AGREEMENT.

     This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the engagement of SALEH by the Company as a consultant and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such engagement not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by all the parties hereto.

8.   ATTORNEYS'  FEES.

     If any action in law or equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' and technical consultants' fees and costs, which may be set by the court in the same action or in a separate action brought for that purpose, in addition to any other relief to which that party may be entitled.

9.   GOVERNING  LAW.

     This Agreement will be governed by and construed in accordance with the laws of the State of Nevada, and venue for resolving any dispute concerning this Agreement will be exclusively in the County of Orange, State of California.

10.  BINDING  NATURE.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

DERMISONICS,  INC.


By:
    --------------------------------
    Bruce H. Haglund, Chairman


-----------------------------------
ADIL  SALEH



                                Page 3 of Three

                                   EXHIBIT "A"

                              CONSULTING AGREEMENT


                             TASKS TO BE PERFORMED:

Provide consultation concerning organization and structure, business strategy, product development, and product distribution.



AGREED  AND  ACCEPTED:


-----------------------------------
ADIL  SALEH

Date:  December  3,  2004



DERMISONICS,  INC.


By:
   -------------------------------
   Bruce  H.  Haglund,  Chairman

Date:  December 3, 2004


                                Page 4 of Three